Exhibit 23.1

DAVE BANERJEE, CPA
An Accountancy Corporation – Member AICPA and PCAOB
21860 Burbank Blvd., Suite 150, Woodland Hills, CA 91367● (818) 657-0288● FAX (818) 657-0299● (818) 312-3283

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

PHI Group, Inc.

We consent to the inclusion in the Registration Statement on Form S-1 of PHI Group, Inc., as amended, of our report dated October 12, 2017, relating to our audit of the consolidated balance sheets of PHI Group, Inc., as of June 30, 2017 and 2016, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years ended June 30, 2017 and 2016, as well as our review of the unaudited consolidated balance sheets of PHI Group, Inc. as of September 30, 2017 and the related consolidated statements of operations and comprehensive income, and cash flows for the quarters ended September 30, 2017 and 2016.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ Dave Banerjee, CPA

Dave Banerjee CPA
An Accountancy Corporation
Date: December 28, 2017
Woodland Hills, CA 91367